Exhibit 1

MEMBERS OF THE BOARD AND THE EXECUTIVE OFFICERS

OF

AXA

The names of the Members of the Board and the Executive Officers of AXA and their business addresses and principal occupations are set forth below. If no address is given, the Member’s business address is that of AXA at 25, avenue Matignon, 75008 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to AXA and each individual is a citizen of the Republic of France.

MEMBERS OF THE BOARD OF DIRECTORS

Name, Business Address	Present Principal Occupation
Henri de Castries	Chairman of the Board of Directors and Chief Executive Officer Chairman of the Board, AXA Financial, Inc.

Norbert Dentressangle Dentressangle Initiatives 30bis, rue Sainte Hélène 69287 Lyon Cedex 02 France	Vice-Chairman of the Board of Directors, Lead Independent Director Chairman of Financière de Cuzieu (SAS) (France)

Denis Duverne	Deputy Chief Executive Officer, in charge of Finance, Strategy and Operations

Jacques de Chateauvieux BOURBON 33, rue du Louvre 75002 Paris France	Chairman of the Board of Directors of BOURBON (France)

Ms. Wendy Cooper (1) AXA Equitable Life Insurance Company 1290 Avenue of the Americas New York, NY 10104 USA	Member of the Board of Directors, representing the employee-shareholders Senior Vice President & Associate General Counsel, AXA Equitable Life Insurance Company

Jean-Martin Folz AFEP 11, avenue Delcasse 75008 Paris France	Companies’ director

Name, Business Address	Present Principal Occupation
Anthony Hamilton (4) AXA UK plc 5 Old Broad Street London ECN 1AD UK	Non Executive Chairman, AXA UK plc and AXA Equity and Law (UK)

Mrs. Isabelle Kocher GDF SUEZ Tour T1 - 35ème étage 1, place Samuel de Champlain Faubourg de l’Arche 92400 Courbevoie France	Executive Vice-President, Chief Financial Officer, GDF SUEZ (France)

Mrs. Suet Fern Lee (2) Stamford Law Corporation 10 Collyer Quay #27-00 Ocean Financial Centre Singapore 049315 Singapore	Senior Director, Stamford Law Corporation (Singapore)

Francois Martneau 282, boulevard Saint Germain 75007 Paris France	Attorney at law (France) Managing Partner of SCP Lussan & Associés

Giuseppe Mussari (5) Piazza Salimbeni, 3 53100 Siena Italy	Chairman of the Board, Banca Monte de Paschi di Siena S.p.A (Italy)

Ramon de Oliveira ROC Partners 580 Park Avenue New York, NY 10065 USA	Managing Director of ROC Partners (United States)

Name, Business Address	Present Principal Occupation
Michel Pébereau BNP Paribas 3 Rue d’Antin 75002 Paris France	Chairman of the Board of Directors, BNP Paribas (France)

Mrs. Dominique Reiniche The Coca Cola Company 27 rue Camille Desmoulins 92784 Issy-les Moulineaux Cedex 9 France	Chairman Europe, The Coca-Cola Company (France)

Marcus Schenk (3) E-ON AG E.ON—Platz 1 10479 Düsseldorf Germany	Member of the Management Board and Chief Financial Officer, E.ON AG (Germany)

EXECUTIVE OFFICERS

Members of the AXA Executive Committee

Name, Business Address	Present Principal Occupation
Henri de Castries	Chairman of the Board and Chief Executive Officer

Denis Duverne	Deputy Chief Executive Officer in charge of Finance, Strategy and Operations

Michael Bishop (4) AXA China Region Limited One Island East 18 Westlands Road Quarry Bay Hong Kong	Chief Executive Officer of AXA Asia

Name, Business Address	Present Principal Occupation
Dominique Carrel-Billiard AXA Investment Managers Coeur Défense 100 Esplanade du Général de Gaulle 92932 Paris La Défense France	Chief Executive Officer of AXA Investment Managers

John R. Dacey (1)	Vice-Chairman for Asia Pacific

Philippe Egger (6) AXA Winterhur Switzerland General Guisan-Strasse 40 8401 Winterthur Switzerland	Chief Executive Officer of Insurance activities in Switzerland

Paul Evans (4) AXA UK plc 5 Old Broad Street London ECN 1AD United Kingdom	Chief Executive Officer of AXA UK

Jean-Laurent Granier AXA 9, avenue de Messine 75008 Paris France	Chief Executive Officer of the Mediterranean and Latin America region business unit

Gérald Harlin	Group Chief Financial Officer

Frank Keuper (3) AXA Konzern AG Colonia-Allee 10-20 51067 Köln Germany	Chief Executive Officer of AXA Konzern AG

Peter Kraus (1) AllianceBernstein 1345 Avenue of the Americas New York, NY 10105	Chairman and Chief Executive Officer of AllianceBernstein (United States)

Name, Business Address	Present Principal Occupation
Jean-Louis Laurent Josi (7) AXA Life Insurance Japan NBF Platinum Tower 1-17-3 Shirokane Minato-ku Tokyo 108-8020 Japan	Chief Executive Officer of AXA Japan

Nicolas Moreau AXA France 313, Terrasses de l’Arche Terrasse 1 92727 Nanterre Cedex France	Chief Executive Officer of AXA France

Mark Pearson (4) AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	President and Chief Executive Officer, AXA Financial, Inc. Chairman and Chief Executive Officer, AXA Equitable Life Insurance Company

Francois Pierson AXA Global P&C 9, avenue de Messine 75008 Paris France	Global Head of Property and Casualty

George Stansfield (1)	AXA Group General Counsel and Head of Group Human Resources

Emmanuel de Talhouët AXA Belgium SA Boulevard du Souverain, 25 1170 Brussels Belgium	Chief Executive Officer of AXA Belgium

Jacques de Vaucleroy (7) AXA Belgium SA Boulevard du Souverain, 25 1170 Brussels Belgium	Chief Executive Officer for the Northern, Central and Eastern Europe business unit and Global Head of Life & Savings and Health

Mrs. Véronique Weill	Group Chief Operating Officer

(1)	Citizen of the United States of America

(2)	Citizen of Singapore
(3)	Citizen of Germany
(4)	Citizen of United Kingdom
(5)	Citizen of Italy
(6)	Citizen of Switzerland
(7)	Citizen of Belgium